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                                                                    EXHIBIT 10.3

                                 June 15, 1999

Robert S. Saunders
Vice Chairman
High Speed Access Corp.
4100 East Mississippi Avenue
Denver, CO 80246
Attention: Bob Saunders


Dear Bob:

     Previously, Microsoft Corporation ("Microsoft") and High Speed Access Corp.
(HSA) entered into a letter agreement setting forth a statement of the intentions of the parties with respect to a strategic relationship and related arrangements as outlined therein (the "Original Letter Agreement"). The parties acknowledge that such proposals are subject to the final negotiation and execution of definitive documents.

     In continuing our discussions, Microsoft has agreed to accelerate discussions regarding the negotiation and execution of definitive agreements on the proposals set forth in the Original Letter Agreement to occur within the next six months. Further, Microsoft has agreed that HSA shall have the right to purchase commercially available Microsoft products and technology at preferred pricing consistent with other "strategic partners" of Microsoft, considering such factors as volume of purchases, class of customer utilizing the software, the type of software used and distribution channel.

     In consideration of the foregoing, HSA will promptly upon signing this letter grant Microsoft a warrant to purchase 137,500 shares of HSA common stock at a price of $16.25 per share. The form of the warrant shall be identical in all material respects to the HSA warrant previously granted to Microsoft.

     If this letter accurately expresses the current discussions between the parties, and the spirit of our potential future relationship, please indicate by executing below:


Sincerely,


MICROSOFT CORPORATION


/s/ AMAR NEHRU
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Amar Nehru, General Manager, Corporate Development


Accepted and agreed:
Effective as of June __, 1999


HIGH SPEED ACCESS CORP.


/s/ BOB SAUNDERS
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Bob Saunders, Vice Chairman